UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2021

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 5, 2021, Kindred Biosciences, Inc. ("KindredBio") and Elanco US Inc. ("Elanco") entered into an exclusive license and collaboration agreement granting Elanco exclusive global rights to KIND-030, a monoclonal antibody targeting canine parvovirus (the “License Agreement”). The License Agreement supersedes the Letter Agreement between KindredBio and Elanco previously filed as an exhibit to KindredBio's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 16, 2021 (the "Letter Agreement"), and does not materially change the Letter Agreement's economic terms previously reported by KindredBio on a Current Report on Form 8-K filed with the SEC on December 11, 2020.
Under the terms of the License Agreement, KindredBio will receive development milestone payments of up to $16 million upon achievement of certain development, regulatory and manufacturing targets, and sales milestones in an aggregate amount of up to $94 million payable throughout the term of the License Agreement. Furthermore, royalty payments range from the low to high teens. KindredBio previously received an upfront payment of $500,000 pursuant to the Letter Agreement. The License Agreement specifies that KindredBio will supply the licensed product to Elanco, and that Elanco will conduct the necessary regulatory activities to achieve approvals in Europe and other key international markets. KindredBio and Elanco shall collaborate in the development of the licensed product pursuant to development plans reviewed by a joint steering committee. Elanco shall be responsible for all aspects of the commercialization of the licensed product.
The preceding description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which shall be filed as an exhibit to KindredBio's Quarterly Report on Form 10-Q for the period ended March 31, 2021.
Item 2.02    Results of Operations and Financial Condition.
On May 11, 2021, KindredBio issued a press release announcing its financial results for the three months ended March 31, 2021 and recent business developments. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by KindredBio under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on May 11, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: May 11, 2021	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer